Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Covenant Transportation Group, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in ths prospectus.

/s/ KPMG LLP

Atlanta, Georgia
September 26, 2014

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